UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

Black Hills Corporation

(Exact name of Registrant as Specified in Its Charter)

South Dakota	001-31303	46-0458824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Mount Rushmore Road
Rapid City, South Dakota	57702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 721-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Completion of Debt Offering

On October 2, 2025, Black Hills Corporation (the “Company” or “we”) issued and sold an aggregate principal amount of $450 million of its 4.550% Notes due 2031 (the “Notes”). The Notes were issued and sold pursuant to the previously disclosed Underwriting Agreement entered into on September 25, 2025 by the Company and the representative of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”).

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-272739) (the “Registration Statement”), and the related Prospectus dated June 16, 2023 and Prospectus Supplement dated September 25, 2025. We intend to apply the net proceeds from our sale of the Notes, after payment of the costs and expenses of the offering, to repay, redeem or otherwise retire all $300 million aggregate principal amount outstanding of our 3.950% notes due January 15, 2026, at or before maturity. Any portion of the net proceeds not so used may be used for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of other outstanding debt.

Copies of opinions related to the Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.

Terms of the Notes

The Notes were issued pursuant to the Indenture dated as of May 21, 2003 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as previously supplemented and as further supplemented by a Fourteenth Supplemental Indenture entered into by the Company on October 2, 2025 (the “New Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes bear interest at a rate per annum of 4.550%, payable semi-annually in arrears on January 31 and July 31 of each year, beginning on January 31, 2026. The stated maturity for the Notes is January 31, 2031. The Notes are the unsecured senior obligations of the Company and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness and senior to all of our existing and future subordinated indebtedness.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include among other things nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing with respect to the Notes, the Trustee or holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes, plus all accrued and unpaid interest, if any, to be immediately due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Copies of the New Supplemental Indenture and the form of the Notes are attached hereto as Exhibits 4.1 and 4.2 and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished or filed herewith:

Number	Exhibit
4.1	Fourteenth Supplemental Indenture dated as of October 2, 2025 between Black Hills Corporation and Computershare Trust Company, N.A. (as current successor to LaSalle Bank National Association), as trustee.
4.2	Form of 4.550% Notes due 2031 (included in Exhibit 4.1)
5.1	Opinion of Todd Brink, Esq.
5.2	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Todd Brink, Esq. (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5.2)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:	/s/ Kimberly F. Nooney
Kimberly F. Nooney
Senior Vice President and Chief Financial Officer

Date: October 2, 2025